Exhibit 99.1

FOR IMMEDIATE RELEASE

The Oncology Institute Reports Third Quarter 2025 Financial Results and Increases Full Year 2025 Guidance

CERRITOS, Calif., November 13, 2025 -- The Oncology Institute, Inc. (NASDAQ: TOI) (“TOI” or the “Company”), one of the largest value-based community oncology groups in the United States, today reported financial results for its three months ended September 30, 2025 and updated its full year 2025 guidance.

Recent Operational Highlights

•	Fee-for-service revenue growth of 13% over Q3 2024, driven by continued organic growth performance in Florida and Oregon.

•	Retail Pharmacy and Dispensary set fill records, contributing $75.9 million in revenue and $12.8 million in gross profit in Q3.

•	Signed several new in-network MSO providers in the Florida market and opened our new TOI pharmacy location in Florida.
•	Welcomed Kristin England as our new Chief Administrative Officer overseeing our Enterprise Central Business Operations, Technology Strategy and AI Enablement.

Third Quarter 2025 Financial Highlights

All comparisons are to the quarter ended September 30, 2024 unless otherwise noted

•	Consolidated revenue of $136.6 million increased 36.7% from $99.9 million

•	Gross profit of $18.9 million, increased 31.7%

•	Net loss of $16.5 million compared to net loss of $16.1 million

•	Basic and diluted (loss) earnings per share of $(0.14) compared to $(0.18)

•	Adjusted EBITDA of $(3.5) million compared to $(8.2) million

•	Cash and cash equivalents of $27.7 million as of September 30, 2025

Outlook for Fiscal Year 2025

TOI uses Adjusted EBITDA and Free Cash flow, each a non-GAAP metric, as an additional tool to assess its operational and financial performance. See "Financial Information: Non-GAAP Financial Measures" below. In reliance on the unreasonable efforts exception provided under Regulation S-K, TOI is not reasonably able to provide a quantitative reconciliation for forward-looking information of Adjusted EBITDA and Free Cash Flow to net (loss) income and net cash provided by operations, respectively, the most directly comparable GAAP financial measures, without unreasonable efforts due to uncertainties regarding taxes, capital expenditures, operating activities, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized (gains) losses on investments, practice acquisition-related costs, consulting and legal fees, transaction costs and other non-cash items. The variability of these items could have an unpredictable, and potentially significant, impact on TOI’s future GAAP financial results. The Company, given the revenue and profitability growth in the first three quarters, is updating its full year revenue and Adjusted EBITDA guidance as follows:

	2025 Guidance - Previous	2025 Guidance - Updated
Revenue	$460 to $480 million	$495 to $505 million
Gross Profit	$73 to $82 million	$73 to $82 million
Adjusted EBITDA	$(8) to $(17) million	$(11) to $(13) million
Free Cash Flow	$(12) to $(21) million	$(12) to $(21) million

Additionally, the Company expects Adjusted EBITDA of approximately $0 to $2 million in the fourth quarter of 2025. TOI's achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in its filings with the U.S. Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of TOI's acquisitions, dispositions or financings. TOI's outlook assumes a largely stable global market, which would likely be negatively impacted if recent tariff rate increases and exchange rate changes persist and adversely affect world trade.

Management Commentary

Daniel Virnich, CEO of TOI, commented, "We had a solid third quarter across all lines of our business. Our Pharmacy business continues to set records, and our new delegated lives in Florida are ramping nicely with strong MLR performance. During the quarter, we made meaningful progress in leveraging AI to drive efficiencies in our operations and improve the patient experience. These were just some of the factors that allowed us to increase our full-year guidance and reaffirm our positive outlook for Q4 adjusted EBITDA. As a leader in oncology value-based care, it is important for us to not only raise the quality of care but also lower that cost of care. We believe we are well-positioned to achieve this goal, while simultaneously driving durable and sustainable growth."

Webcast and Conference Call

TOI will host a conference call on Thursday, November 13, 2025 at 5:00 p.m. (Eastern Time) to discuss third quarter results and management’s outlook for future financial and operational performance.

The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13756737. The replay will be available until Thursday, November 20, 2025.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of TOI's website at https://investors.theoncologyinstitute.com.

About The Oncology Institute, Inc.

Founded in 2007, The Oncology Institute, Inc. (NASDAQ: TOI) is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 1.9 million patients including clinical trials, transfusions, and other care delivery models traditionally associated with the most advanced care delivery organizations. With over 180 employed and affiliate clinicians and over 100 clinics and affiliate locations of care across five states and growing, TOI is changing oncology for the better. For more information visit www.theoncologyinstitute.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, including the accuracy of the assumptions underlying the 2025 full fiscal year outlook and the Q4 2025 outlook with respect to Adjusted EBITDA discussed herein, the outcome of judicial and administrative proceedings to which TOI may become a party or investigations to which TOI may become or is subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in TOI’s patient or payors' preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet stock exchange listing standards; the impact of a cybersecurity incident affecting a software provider on TOI’s business; those factors discussed in the documents of TOI filed, or to be filed, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 26, 2025 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that TOI currently is evaluating or does not presently know or that TOI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TOI’s plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Free Cash Flow, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). TOI’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release in conjunction with TOI’s financial statements and the related notes thereto.

TOI believes that the use of Free Cash Flow provides an additional tool to assess the Company's financial performance, evaluate its ability to generate cash from operations, and plan for future investments and obligations. Free Cash Flow is useful in understanding the cash available for strategic initiatives. It also helps in comparing TOI's financial performance with other similar companies, many of which use similar non-GAAP financial measures to provide insights into their cash generation capabilities. However, the principal limitation of Free Cash Flow is that it does not account for certain cash outflows or inflows that are required by GAAP to be recorded in TOI's financial statements. TOI defines Free Cash Flow as net cash flow provided by (used in) operations plus cash paid for interest, less capital expenditures.

TOI believes that the use of Adjusted EBITDA provides an additional tool to assess our operations and results of our performance, to plan and forecast future periods, and factors and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in TOI's financial statements.

TOI defines Adjusted EBITDA as net (loss) income plus depreciation, amortization, interest, taxes, non-cash items, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized gains or losses on investments and other adjustments to add-back the following: consulting and legal fees related to acquisitions, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity financings, severance expense and temporary labor and recruiting charges to build out our corporate infrastructure.

A reconciliation of net cash flow used in operations to Free Cash Flow and net loss to Adjusted EBITDA, the most comparable GAAP metrics, is set forth below:

Free Cash Flow Reconciliation
	Nine Months Ended September 30,		Change
(dollars in thousands)	2025	2024	$	%
Net cash and cash equivalents used in operating activities	$(27,820)	$(30,724)	$2,904	9.5%
Cash paid for interest	3,036	3,337	(301)	9.0%
Purchases of property and equipment	(2,140)	(2,034)	(106)	(5.2)%
Free Cash Flow	$(26,924)	$(29,421)	$2,497	8.5%

Adjusted EBITDA Reconciliation

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(dollars in thousands)	2025	2024	$	%	2025	2024	$	%
Net loss	$(16,504)	$(16,113)	$(391)	2.4%	$(53,098)	$(51,481)	$(1,617)	3.1%
Depreciation and amortization	1,723	1,573	150	9.5%	5,312	4,580	732	16.0%
Interest expense, net	1,920	2,225	(305)	(13.7)%	9,360	6,328	3,032	47.9%
Income tax and other taxes	(10)	—	(10)	—%	(24)	—	(24)	—%
Non-cash addback	164	(102)	266	(260.8)%	2,223	(210)	2,433	(1,158.6)%
Share-based compensation	1,024	2,389	(1,365)	(57.1)%	3,234	9,862	(6,628)	(67.2)%
Changes in fair value of liabilities	6,127	(20)	6,147	(30,735.0)%	13,519	(3,140)	16,659	(530.5)%
Unrealized (gains) losses on investments	—	(18)	18	(100.0)%	6	(134)	140	(104.5)%
Post-combination compensation expense	13	45	(32)	(71.1)%	39	361	(322)	(89.2)%
Consulting fees	782	352	430	122.2%	1,621	772	849	110.0%
Infrastructure and workforce costs	1,302	1,473	(171)	(11.6)%	5,252	5,197	55	1.1%
Transaction costs	—	—	—	—%	1	18	(17)	(94.4)%
Adjusted EBITDA	$(3,459)	$(8,196)	$4,737	(57.8)%	$(12,555)	$(27,847)	$15,291	(54.9)%

Key Business Metrics
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2025	2024	2025	2024
Clinics (1)	80	86	80	86
Markets	22	14	22	14
Lives under value-based contracts (millions)	1.9	1.9	1.9	1.9
Net loss	$(16,504)	$(16,113)	$(53,098)	$(51,481)
Adjusted EBITDA (in thousands)	$(3,459)	$(8,196)	$(12,555)	$(27,847)

(1)	Includes independent oncology practices to which we provide limited management services, but do not bear the operating costs.

Consolidated Balance Sheets (Unaudited)

(in thousands except share data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$27,658	$49,669
Accounts receivable, net	59,639	48,335
Other receivables	339	346
Inventories	18,882	10,039
Prepaid expenses and other current assets	3,574	4,029
Total current assets	110,092	112,418
Property and equipment, net	10,714	11,888
Operating right of use assets	23,265	25,782
Intangible assets, net	11,732	14,810
Goodwill	7,230	7,230
Other assets	586	589
Total assets	$163,619	$172,717
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$35,634	$24,324
Current portion of operating lease liabilities	7,161	6,798
Accrued expenses and other current liabilities	22,785	21,093
Total current liabilities	65,580	52,215
Operating lease liabilities	20,195	23,223
Derivative warrant liabilities	262	17
Conversion option derivative liabilities	13,658	385
Long-term debt, net of unamortized debt issuance costs	76,195	93,131
Other non-current liabilities	3	125
Deferred income taxes liability	—	32
Total liabilities	175,893	169,128
Stockholders’ equity (deficit):
Common Stock, 0.0001 par value, authorized 500,000,000 shares; 99,303,511 and 97,569,737 shares issued and outstanding at September 30, 2025 and 77,470,886 shares issued and 75,737,112 shares outstanding at December 31, 2024	10	8
Series A Convertible Preferred Stock, 0.0001 par value, authorized 10,000,000 shares; 193,507 shares issued and outstanding at September 30, 2025 and 165,045 shares issued and outstanding at December 31, 2024	—	—
Additional paid-in capital	252,646	215,413
Treasury Stock at cost, 1,733,774 shares at September 30, 2025 and December 31, 2024	(1,019)	(1,019)
Accumulated deficit	(263,911)	(210,813)
Total stockholders’ equity (deficit)	(12,274)	3,589
Total liabilities and stockholders’ equity (deficit)	$163,619	$172,717

Consolidated Statements of Operations (Unaudited)

(in thousands except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Patient services	$60,195	$49,752	$169,154	$154,666
Dispensary	75,895	48,210	187,761	132,329
Clinical trials & other	474	1,939	3,857	6,150
Total operating revenue	136,564	99,901	360,772	293,145
Operating expenses
Direct costs – patient services	54,572	45,118	152,802	141,137
Direct costs – dispensary	63,072	40,091	154,021	111,701
Direct costs – clinical trials & other	—	326	279	946
Selling, general and administrative expense	25,251	26,646	77,534	82,970
Depreciation and amortization	1,723	1,573	5,312	4,580
Total operating expenses	144,618	113,754	389,948	341,334
Loss from operations	(8,054)	(13,853)	(29,176)	(48,189)
Other non-operating expense (income)
Interest expense, net	1,920	2,225	9,360	6,328
Change in fair value of derivative warrant liabilities	150	(20)	246	(572)
Change in fair value of conversion option derivative liabilities	5,977	—	13,273	(2,568)
Other, net	403	55	1,174	104
Total other non-operating loss	8,450	2,260	24,053	3,292
Loss before provision for income taxes	(16,504)	(16,113)	(53,229)	(51,481)
Income tax expense	—	—	131	—
Net loss	$(16,504)	$(16,113)	$(53,098)	$(51,481)
Net loss attributable to common stockholders, basic and diluted	$(13,770)	$(13,223)	$(43,878)	$(42,179)
Net loss per share attributable to common stockholders:
Basic	$(0.14)	$(0.18)	$(0.49)	$(0.56)
Diluted	$(0.14)	$(0.18)	$(0.49)	$(0.56)
Weighted-average number of shares outstanding:
Basic	97,474,797	75,524,823	89,333,733	74,838,340
Diluted	97,474,797	75,524,823	89,333,733	74,838,340

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(53,098)	$(51,481)
Adjustments to reconcile net loss to cash and cash equivalents used in operating activities:
Depreciation and amortization	5,312	4,580
Amortization of debt issuance costs and debt discount	7,175	4,711
Write-off of assets from clinical trials segment	2,398	—
Share-based compensation	3,234	9,863
Change in fair value of liability classified warrants	246	(572)
Change in fair value of liability classified conversion option derivatives	13,273	(2,568)
Unrealized (gain) loss on investments	—	(134)
Accretion of discount on investment securities	—	(499)
Deferred taxes	(32)	—
Loss on disposal of property and equipment	—	51
Changes in operating assets and liabilities:
Accounts receivable	(12,949)	(12,142)
Other receivables	(291)	193
Inventories	(8,843)	3,572
Prepaid expenses	1,803	(8)
Other assets	3	(27)
Accounts payable	11,929	8,476
Change in operating leases	(274)	650
Accrued expenses and other current liabilities	2,389	4,815
Other non-current liabilities	(95)	(204)
Net cash and cash equivalents used in operating activities	(27,820)	(30,724)
Cash flows from investing activities:
Purchases of property and equipment	(2,140)	(2,034)
Proceeds from asset disposition	126	—
Sales of marketable securities/investments	—	50,000
Net cash and cash equivalents provided by (used in) provided by investing activities	(2,014)	47,966
Cash flows from financing activities:
Proceeds from private placement, net of offering costs	15,359	—
Proceeds from at-the-market offering, net of offering costs	9,952	—
Proceeds from employee stock purchase plan	151	—
Payments made for financing of insurance payments	(691)	(1,002)
Payment of deferred consideration liability for acquisition	—	(2,372)
Principal payments on long-term debt	(20,000)	—
Principal payments on financing leases	(28)	(29)
Common stock issued for warrants exercised	385	—
Common stock issued for options exercised	2,695	75
Net cash and cash equivalents provided by (used in) financing activities	7,823	(3,328)
Net (decrease) increase in cash and cash equivalents	(22,011)	13,914
Cash and cash equivalents at beginning of period	49,669	33,488
Cash and cash equivalents at end of period	$27,658	$47,402

Media Contacts

The Oncology Institute, Inc.

Daniel Virnich, MD

danielvirnich@theoncologyinstitute.com

(562) 735-3226 x 81125

Investors

ICR Strategic Communications

investors@icrinc.com